SUBITEM 77E  LEGAL
 PROCEEDINGS

Since October 2003
 Federated and related
entities collectively
Federated and various
Federated funds Funds
 have
been named as defendants
 in several class action
 lawsuits now pending in
 the United States
District Court for the
District of Maryland The
 lawsuits were purportedly
 filed on behalf of people
 who purchased owned andor
redeemed shares of Federated
sponsored mutual funds
 during specified periods
 beginning November 1 1998
The
suits are generally similar
 in alleging that Federated
 engaged in illegal and
improper trading practices
 including
market timing and late
trading in concert with
 certain institutional
 traders which allegedly
 caused financial injury
to the mutual fund
shareholders These lawsuits
 began to be filed shortly
 after Federateds first
 public
announcement that it
 had received requests
 for information on
shareholder trading
activities in the Funds
from
the SEC the Office of
the New York State Attorney
 General NYAG and other
 authorities In that
 regard on
November 28 2005 Federated
announced that it had
reached final settlements
 with the SEC and the
 NYAG with
respect to those matters
Specifically the SEC and
 NYAG settled proceedings
 against three Federated
subsidiaries
involving undisclosed
 market timing arrangements
and late trading The SEC
 made findings that
Federated
Investment Management
Company FIMC an SEC
 registered investment
adviser to various Funds
 and Federated
Securities Corp an SEC
 registered broker dealer
 and distributor for the
Funds violated provisions
 of the
Investment Advisers Act
 and Investment Company
Act by approving but not
disclosing three market
 timing
arrangements or the
associated conflict
of interest between
 FIMC and the funds
involved in the arrangements
either to other fund
 shareholders or to
the funds board and
that Federated Shareholder
 Services Company
formerly an SEC registered
transfer agent failed to
 prevent a customer and
a Federated employee from
late
trading in violation of
provisions of the Investment
 Company Act The NYAG found
 that such conduct violated
provisions of New York State
law Federated entered into
the settlements without
admitting or denying the
regulators findings As
Federated previously
reported in 2004 it
has already paid
approximately 80 million
 to
certain funds as determined
 by an independent consultant
As part of these settlements
 Federated agreed to pay
disgorgement and a civil
money penalty in the
aggregate amount of an
 additional 72 million
 and among other
things agreed that it
would not serve as
investment adviser to
any registered investment
 company unless i at least
75 of the funds directors
 are independent of
 Federated ii the
chairman of each such
 fund is independent of
Federated iii no action
 may be taken by the
 funds board or any
 committee thereof unless
 approved by a majority of
the independent trustees
 of the fund or committee
 respectively and iv the
fund appoints a senior
officer who
reports to the independent
 trustees and is
responsible for monitoring
 compliance by the fund
with applicable laws
and fiduciary duties and
 for managing the process
 by which management fees
charged to a fund are
 approved The
settlements are described
in Federateds announcement
which along with previous
 press releases and related
communications on those matters
 is available in the About
 Us section of Federateds
 website at
FederatedInvestorscom
Federated and various
 Funds have also been
named as defendants in
several additional
lawsuits the majority of
which are now pending in
 the United States District
 Court for the Western
 District of Pennsylvania
alleging
among other things excessive
 advisory and Rule 12b1 fees
The board of the Funds has
 retained the law firm of
Dickstein Shapiro LLP to
 represent the Funds in
these
lawsuits Federated and
 the Funds and their
respective counsel are
reviewing the allegations
 and intend to defend
this litigation Additional
 lawsuits based upon similar
 allegations may be filed
in the future The potential
 impact of
these lawsuits all of which
 seek unquantified damages
 attorneys fees and expenses
 and future potential similar
suits is uncertain Although
we do not believe that these
 lawsuits will have a
 material adverse effect
on the Funds
there can be no assurance
 that these suits ongoing
adverse publicity and or
other developments
 resulting from the
regulatory investigations
 will not result in
increased Fund redemptions
 reduced sales of Fund
 shares or other
adverse consequences
 for the Funds